30 EAST FOURTH AVENUE * SAN MATEO, CA 94401 * (650) 344-1500
                           SAND HILL PROPERTY COMPANY

July 3, 2000


VIA FAX 650-266-8089

Mr. Dinesh Maniar
President, Montgomery Realty Group, Inc.
400 Oyster Blvd., Suite 415
South San Francisco, CA  94080

Re:      Gull Drive, South San Francisco

Dear Mr. Maniar:

         In accordance with that Purchase and Sale Agreement between Montgomery Realty Group, Inc., ("Seller"), and Peter Pau dba Sand Hill Property Company ("Buyer") dated May 2, 2000 ("Agreement"), the "Due Diligence Period" defined in Agreement Section 6 shall expire July 3, 2000.

         Buyer hereby waives the conditions, and Buyer's right to terminate the Agreement prior to the expiration of the Due Diligence Period on the condition that Seller execute the First Amendment in the form attached hereto. Should Seller not agree to execute the First Amendment, then this letter constitutes Buyer's notice pursuant to Agreement Section 6 that the Property is not satisfactory.

         Please let me know how you wish to proceed. We are anxious to consummate this transaction. If you have any questions or comments regarding this letter or the proposed First Amendment, please do not hesitate to call.

                                   Sincerely,

                                   /s/ Peter Pau
                                   Peter Pau

                 First Amendment to Purchase and Sale Agreement

         This First Amendment ("Amendment") is executed as of July __, 2000 by and between Montgomery Realty Group, Inc., a Nevada corporation doing business in California as Nevada-Montgomery Realty Group, Inc. ("Seller") and Peter Pau dba Sand Hill Property Company ("Buyer"), and is made with respect to the Agreement dated as of May 2, 2000 by and between Seller and Buyer. All capitalized terms not otherwise defined herein shall have the meaning specified in the Agreement. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller amend the Original Agreement as follows:

1. Buyer waives the conditions specified in Original Agreement Section 6.

2. Buyer exercises the Fixed Price Option in Original Agreement Section 3 (c). However, the increased deposit of Five Hundred Thousand Dollars ($500,000) shall not be due until three (3) business days after the recordation of a quit claim from Sanrio relinquishing its entire right in the truck loading access easements located on the Land. Furthermore, the increased deposit may be posted by Buyer in form of a letter of credit or a bond.

3. The  Seller's  right to  accelerate  Closing  pursuant  to  Section 8 (a) and
Section 8 (b) of the Original Agreement is deleted, and the Closing shall occur one hundred twenty (120) days from the date of this Amendment, subject to Seller's right to extend in Section 8 (c) of the Original Agreement.

4. Except as amended hereby, the Original Contract shall remain unmodified and in full force and effect.

In Witness Whereof, Buyer and Seller have executed this Amendment as of the above date.

                                    Seller

                                    Montgomery Realty Group, Inc.,
                                    a Nevada corporation

                                    By: /s/ Dinesh Maniar
                                        ---------------------------
                                        Dinesh Maniar, President

                                    Buyer

                                    By: /s/ Peter Pau
                                        ---------------------------
                                        Peter Pau